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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

Amendment No. 1
_______________________________

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2006

SuperDirectories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-51533	14-1817301
(State or other jurisdiction	Commission File No:	(I.R.S. Employer
of incorporation or organization)		Identification No.)

5337 Route 374, Merrill, NY		12955
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:    (518) 425-0320

Fax number:   412-803-3678

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) We have restated financial statements for the fiscal years ended September 30, 2004 and 2003. The restatement also affects periods prior to 2003. The financial statements from inception through September 30, 2003, were originally audited by other auditors. However, those auditors are not registered with the Public Company Accounting Oversight Board, and as such are not permitted to audit financial statements or perform other audit procedures of companies that are publicly registered, or seeking public registration. The current auditors determined that a deferred tax liability related to the Company's intangible assets needed to be recorded for prior periods. Because our original audit firm was not permitted to audit this prior period adjustment, we engaged the current audit firm to re-audit the financial statements for the time period from November 1, 1999 (inception) forward. Correction of these errors resulted in an increase in the next loss for fiscal 2004 of $45,362, and an increase in the net loss for periods for fiscal 2003 of $25,736 and a decrease in net loss for periods prior to 2003 of $156,364. Since recording these adjustments in fiscal 2005 would have had a material impact on the financial statements for fiscal 2005, we determined that a restatement of our prior years' financial statement was appropriate. The following is a summary of the significant changes that were made to the financial statements, which were discovered during the re-audits.

During the period ended September 30, 2000, the Company issued 100,000,000 shares of common stock to the Company's president in connection with his transfer of his legal right, title and interest in the internet website concept & design known as superdirectories.com. The company originally valued the concept based on the fair value of the stock given or $1,000,000. However, Generally Accepted Account Principles require that the intangible asset be recorded at the transferors historical cost basis. Because the Company's President did not have any historical cost basis the intangible asset was eliminated and a charge of $1,000,000 was made to Additional paid in capital.

In connection with the above change, the deferred tax liability was eliminated and all remaining deferred tax assets were reduced to $0 through a valuation allowance.

Additionally, it was determined that certain website development costs that were previously capitalized should have been expensed.

The company determined that it would also correct other miscellaneous immaterial errors discovered during the re-audits.

The effect of these errors on the results of operations for the above mentioned financial statements is as follows:

Net loss	2004	2003	2002	2001	2000	Total

As previously reported	63,847	25,767	74,344	80,573	358,951	603,482
As restated	109,209	51,503	121,664	109,493	128,347	520,216
Net change	45,362	25,736	47,320	28,920	(230,604)	(83,266)

The effect of correction of these errors on retainedearnings and significant assets, liability, and equity accounts is as follows:

Deficit accumulated during the development stage	2004	2003

As previously reported	603,482	539,635
As restated	520,216	411,007
Change	(83,266)	(128,628)

Website
As previously reported	1,000,000	1,000,000
As restated
Change	(1,000,000)	(1,000,000)

Website development costs
As previously reported	456,557	442,906
As restated	227,529	213,878
Change	(229,028)	(229,028)

Deferred tax asset (liability)
As previously reported	(292,309)	(338,026)
As restated
Change	292,309	338,026

Additional paid in capital
As previously reported	(476,774)	(210,234)
As restated	529,376	800,537
Change	1,006,150	1,010,771

Other miscellaneous accounts
As previously reported	(17,263)	(19,435)
As restated	(3,428)	(8,206)
Change	13,835	11,229

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SuperDirectories, Inc. (Registrant) /s/ Luke Lalonde Luke Lalonde President
Date: May 10, 2006

ACKNOWLEDGEMENT

          1.   The company is responsible for the adequacy and accuracy of the disclosures in the filings;

          2.   Staff comments or changes to disclosures in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

          3.   The Company may not assert staff comments in any proceeding initiated by the Commission or any person under the federal securities laws of the United States. SuperDirectories, Inc.

SuperDirectories, Inc. /s/ Luke Lalonde Luke Lalonde President
May 10, 2006